================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                 ----------------

                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): November 19, 1998
                                                         -----------------

                               THE HOCKEY COMPANY
                  ---------------------------------------------
                 (Exact name of registrant specified in Charter)

       Delaware                    0-19596                      13-36-32297
   ---------------                ----------                ------------------
   (State or other               (Commission                 (IRS Employee
   jurisdiction of               File Number)               Identification No.)
   incorporation)

      c/o Maska U.S., Inc., 139 Harvest Lane
          P.O. Box 1200, Williston, VT                             05495
     ----------------------------------------                   ------------
     (Address of principal executive offices)                     Zip Code

           Registrant's telephone, including area code: (802) 872-4226

                             SLM INTERNATIONAL, INC.
         -------------------------------------------------------------
         (Former name and former address, if changed since last report)


================================================================================

ITEM 2. Acquisition or Disposition of Assets

     On November 19, 1998, The Hockey Company (the "Registrant") completed its acquisition of Sports Holdings Corp., a Delaware corporation ("SHC"), by (i) the merger of SLM Acquisition Corp. ("SLM Sub"), a wholly owned subsidiary of the Registrant, with and into SHC (the "Merger") and (ii) the acquisition by Sports Maska, Inc. ("Maska"), a wholly owned subsidiary of the Registrant, of all of the issued and outstanding equity of Tropsport Acquisitions Inc. ("Tropsport"), a wholly owned subsidiary of SHC (the "Stock Purchase"), pursuant to the Agreement and Plan of Reorganization dated as of October 6, 1998 (the "Reorganization Agreement") by and among the Registrant, Maska, SLM Sub and SHC. The amount of consideration, as set forth below, was determined by arms length negotiations between the parties.

The Stock Purchase.

     Maska acquired (i) 14,194,100 Common Shares of Tropsport, (ii) 22,162,370 Class A Preferred Shares of Tropsport and (iii) 7,512,280 Class B Preferred Shares of Tropsport for a purchase price of $40,000,000 (the "Tropsport Share Purchase Price"). The proceeds of the Tropsport Share Purchase Price were applied to (i) the satisfaction of SHC debt obligations pursuant to the Reorganization Agreement and (ii) to the redemption of certain SHC Preferred Stock in accordance with the Reorganization Agreement.

The Merger.

     The Merger was effective upon the filing of the Certificate of Merger with the Secretary of State of the State of Delaware on November 19, 1998 (the "Effective Time"). As a result of the Merger, each issued and outstanding share of the capital stock of SLM Sub was converted into and became one fully paid and nonassessable share of Class A Common Stock, par value $.01 per share, of SHC. All shares of capital stock of SHC that were owned by SHC as treasury stock were canceled and retired and ceased to exist, with no other consideration delivered in exchange therefor. The consideration payable in the Merger to the respective holders of the SHC Preferred Stock and SHC Common Stock was as follows:

     a) At the Effective Time, each share of 6.5% Cumulative Redeemable Convertible Preferred Stock, par value $.01 per share, of SHC ("SHC Preferred Stock") outstanding immediately prior to the Effective Time and after giving effect to any redemption of SHC Preferred Stock required to be made pursuant to the Reorganization Agreement was converted into the right to receive from the Registrant an amount in cash equal to the sum of (i) $100 plus (ii) the Accrued Dividend Amount (the "Preferred Cash Share Price") in accordance with the terms set forth in the Reorganization Agreement. The product of (x) the Preferred Cash

Share Price, multiplied by (y) the total number of shares of SHC Preferred Stock outstanding immediately prior to the Effective Time, is the Preferred Stock Merger Consideration. The total consideration paid to the holders of the SHC Preferred Stock was $12,610,590.28.

     b) At the Effective Time, each share of Class A Common Stock, par value $.01 per share ("Class A Common"), or Class B Common Stock, par value $.01 per share ("Class B Common" and together with the Class A Common, collectively, "SHC Common Stock"), of SHC outstanding immediately prior to the Effective Time was converted into the right to receive from Registrant an amount in cash, payable at or about the Effective Time, equal to the quotient of (x) $58,750,000 (as adjusted pursuant to the Reorganization Agreement) divided by (y) the total number of shares of SHC Common Stock outstanding immediately prior to the Effective Time, in accordance with the terms set forth in the Reorganization Agreement.

General

     There are no material relationships between any of the parties to the Reorganization Agreement and the Registrant or any of its affiliates, any director or officer of the Registrant, or any associate of any such director or officer.

     SHC owns and operates several manufacturing facilities throughout the world. In addition, it owns facilities worldwide which are used as sales offices, warehouses and a distribution center. SHC owns manufacturing equipment as well. The Registrant currently intends to continue to utilize such facilities and manufacturing equipment in their present capacity.

     Of the total purchase price of approximately $100 million, $87,500,000 was financed pursuant to a Credit Agreement dated November 19, 1998, among the Registrant and Maska (as Borrowers) and Caisse de Depot et Placement du Quebec (as Agent and Lender) and the issuance of (i) $12,500,000 Pay-In-Kind Preferred Stock and (ii) warrants to purchase 159,127 shares of the Company's Common Stock, par value $.01 per share, to Phoenix Home Life Mutual Insurance Company.

     The Registrant's press release announcing the completion of the acquisition dated November 20, 1998 is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     (a)  Financial Statements of Business Acquired

CONSOLIDATED
FINANCIAL STATEMENTS

SPORTS HOLDINGS CORP.


December 31, 1997
December 31, 1996
December 31, 1995

                                AUDITORS' REPORT


To the Stockholders of
Sports Holdings Corp.

We have audited the consolidated balance sheets of Sports Holdings Corp. as at December 31, 1997 and 1996 and the consolidated statements of income (loss), stockholders' equity and cash flows for the years ended December 31, 1997, 1996 and 1995. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with Canadian generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the company as at December 31, 1997 and 1996 and the results of its operations and changes in its financial position for the years ended December 31, 1997, 1996 and 1995 in accordance with accounting principles generally accepted in the United States.


                                                   /s/ ERNST & YOUNG LLP
                                                   -----------------------------
Montreal, Canada,                                      Ernst & Young LLP
March 13, 1998                                         Chartered Accountants

SPORTS HOLDINGS CORP.
[Incorporated under the laws of Delaware]

                           CONSOLIDATED BALANCE SHEET

As at December 31
                                                                 1997       1996
                                                                    $          $
                                                  [In thousands of U.S. dollars]
--------------------------------------------------------------------------------
ASSETS
Current
Cash                                                            7,388     6,901
Accounts receivable [note 3]                                   24,351    32,657
Inventories [note 4]                                           16,146    25,278
Deferred income taxes [note 7]                                    239       234
--------------------------------------------------------------------------------
Total current assets                                           48,124    65,070
Fixed assets [note 5]                                          13,187    18,153
Deferred charges [note 6]                                         488       804
Deferred income taxes [note 7]                                  4,301     6,197
Goodwill [note 8]                                              18,026    20,488
--------------------------------------------------------------------------------
                                                               84,126   110,712
================================================================================
LIABILITIES AND STOCKHOLDERS' EQUITY
Current
Bank indebtedness [note 9]                                      4,274     4,925
Accounts payable and accrued liabilities                       11,261    15,815
Income taxes payable [note 7]                                     582     1,362
Current portion of long-term debt [note 10]                       355     3,204
Current portion of capital lease obligations [note 11]            183       119
--------------------------------------------------------------------------------
Total current liabilities                                      16,655    25,425
--------------------------------------------------------------------------------
Long-term [note 10]
Senior secured term loan                                            -    13,224
Subordinated notes                                             21,468    20,860
Capital lease obligations [note 11]                               671       513
Other                                                           1,469     2,481
--------------------------------------------------------------------------------
Total long-term liabilities                                    23,608    37,078
--------------------------------------------------------------------------------
Deferred income taxes [note 7]                                  2,213     3,041
--------------------------------------------------------------------------------
Total liabilities                                              42,476    65,544
--------------------------------------------------------------------------------
Contingent liabilities [notes 3 and 15]
Stockholders' equity
Capital stock [note 12]                                        54,725    54,725
Deficit                                                        (9,475)  (10,435)
Cumulative translation gain (loss) [note 12]                   (3,600)      878
--------------------------------------------------------------------------------
Total stockholders' equity                                     41,650    45,168
--------------------------------------------------------------------------------
                                                               84,126   110,712
================================================================================
See accompanying notes

SPORTS HOLDINGS CORP.


                                  CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
Year ended December 31

                                                                                 1997         1996         1995
                                                                                    $            $            $
----------------------------------------------------------------------------------------------------------------
                                                                                  [In thousands of U.S. dollars]
Common stock at par value
           354,219 Class A Common Stock                                             4            4            4
            48,330 Class B Common Stock                                             -            -            -

Preferred stock at par value
           125,000 Preferred Stock                                                  1            1            1

Capital in excess of par value of stock
                   Class A Common Stock                                        39,358       39,358       39,358
                   Class B Common Stock                                         4,799        4,799        4,799
                   Preferred Stock                                             11,538       11,538       11,538

Predecessor cost adjustment [note 12]                                            (975)        (975)        (975)
----------------------------------------------------------------------------------------------------------------
                                                                               54,725       54,725       54,725
----------------------------------------------------------------------------------------------------------------

Retained earnings (deficit), beginning of year                                (10,435)         289        2,491
Net income (loss)                                                               2,788      (10,724)      (1,526)
Dividends on preferred stock                                                   (1,828)           -         (609)
Excess of redemption price of Class A common stock over capital                     -            -          (67)
----------------------------------------------------------------------------------------------------------------
Retained earnings (deficit), end of year                                       (9,475)     (10,435)         289
----------------------------------------------------------------------------------------------------------------

Cumulative translation gain (loss) [note 12]                                   (3,600)         878        2,300
----------------------------------------------------------------------------------------------------------------

Total stockholder`s equity                                                     41,650       45,168       57,314
=================================================================================================================

Common stock
Number issued
Class A                                                                       354,219      354,219      354,219
Class B                                                                        48,330       48,330       48,330
----------------------------------------------------------------------------------------------------------------
Total common stock                                                            402,549      402,549      402,549
----------------------------------------------------------------------------------------------------------------

Preferred stock
Number issued                                                                 125,000      125,000      125,000
----------------------------------------------------------------------------------------------------------------

Common shares issuable through
Management Equity Ownership Program [note 12]

Outstanding relating to 1992 issue                                              6,578       13,494       13,494
Outstanding relating to 1994 issue                                              1,510        3,155        3,155
----------------------------------------------------------------------------------------------------------------
                                                                                8,088       16,649       16,649
----------------------------------------------------------------------------------------------------------------

Common shares issued, issuable and outstanding                                535,637      544,198      544,198
=================================================================================================================

See accompanying notes

SPORTS HOLDINGS CORP.


                                  CONSOLIDATED STATEMENT OF INCOME

Year ended December 31

                                                                 1997           1996            1995
                                                                    $              $               $
-----------------------------------------------------------------------------------------------------
                                                                      [In thousands of U.S. dollars]

SALES                                                          83,371         85,999          87,316

COST OF SALES                                                  46,160         47,485          49,308
-----------------------------------------------------------------------------------------------------

GROSS PROFIT                                                   37,211         38,514          38,008

OPERATING EXPENSES BEFORE
   UNDERNOTED ITEMS                                            26,346         28,602          27,911
-----------------------------------------------------------------------------------------------------

INCOME FROM CONTINUING OPERATIONS
   BEFORE INTEREST, DEPRECIATION, AMORTIZATION,
   UNUSUAL ITEMS AND INCOME TAXES                              10,865          9,912          10,097
-----------------------------------------------------------------------------------------------------

EXPENSES
Interest on long-term debt and capital lease obligations        3,940          4,090           4,273
Other interest                                                    209            368             986
Depreciation of fixed assets                                    1,853          1,928           1,827
Amortization of covenant not to compete                             -            560             560
Amortization of deferred charges                                  224            362             377
Amortization of goodwill                                          532            574             562
-----------------------------------------------------------------------------------------------------
                                                                6,758          7,882           8,585
-----------------------------------------------------------------------------------------------------
Income from continuing operations before
    unusual items and income taxes                              4,107          2,030           1,512
Unusual items [note 13]                                          (646)             -          (2,637)
-----------------------------------------------------------------------------------------------------
Income (loss) from continuing operations before
   income taxes                                                 3,461          2,030          (1,125)
Provision for income taxes (income taxes recovered) [note 7]      998            483            (359)
-----------------------------------------------------------------------------------------------------
Income (loss) from continuing operations                        2,463          1,547            (766)
Gain (loss) on outdoor division discontinued operations,
   net of applicable income taxes [note 18]                       325        (12,271)           (760)
-----------------------------------------------------------------------------------------------------
Net income (loss)                                               2,788        (10,724)         (1,526)
=====================================================================================================

See accompanying notes

SPORTS HOLDINGS CORP.


                                    CONSOLIDATED STATEMENT OF CASH FLOWS


Year ended December 31

                                                                           1997          1996         1995
                                                                              $             $            $
-----------------------------------------------------------------------------------------------------------
                                                                            [In thousands of U.S. dollars]
OPERATING ACTIVITIES
Net income (loss)                                                         2,788       (10,724)      (1,526)
Adjustments to reconcile net income to net cash provided by
(used in) operating activities:
  Loss (gain) on discontinued operations                                    (31)       11,745        1,342
  Amortization of long-term debt discount                                   608           519          442
  Depreciation and amortization                                           2,608         3,424        3,326
  Deferred income taxes (recovered)                                         133        (2,256)      (1,716)
Change in assets and liabilities:
  Decrease (increase) in accounts receivable                             (4,622)        2,913        1,172
  Decrease (increase) in inventories                                     (2,701)        8,319        2,948
  Increase (decrease) in accounts payable and accrued liabilities            38        (1,246)      (3,302)
  Decrease in income taxes payable                                         (620)         (494)        (321)
-----------------------------------------------------------------------------------------------------------
CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES                          (1,799)       12,200        2,365
-----------------------------------------------------------------------------------------------------------

FINANCING ACTIVITIES
Increase (decrease) in bank indebtedness                                    (85)       (3,591)       5,884
Repayment of revolving term credit facility                                   -             -           (6)
Repayment of senior secured term loan                                   (15,709)       (2,659)      (2,641)
Proceeds of long-term debt and capital lease obligations                    453           556        1,053
Repayment of long-term debt and capital lease obligations                (1,144)         (658)        (470)
Redemption of capital stock                                                   -             -         (178)
Dividends paid                                                           (1,828)            -         (609)
-----------------------------------------------------------------------------------------------------------
CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES                         (18,313)       (6,352)       3,033
-----------------------------------------------------------------------------------------------------------

INVESTING ACTIVITIES
Net proceeds from sale of discontinued operations                        23,477             -            -
Additions to fixed assets                                                (2,739)       (2,810)      (3,450)
Additions to deferred charges                                                 -             -          (10)
-----------------------------------------------------------------------------------------------------------
CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES                          20,738        (2,810)      (3,460)
-----------------------------------------------------------------------------------------------------------

Translation adjustment                                                     (139)         (147)         (82)
-----------------------------------------------------------------------------------------------------------

NET INCREASE IN CASH                                                        487         2,891        1,856
Cash, beginning of year                                                   6,901         4,010        2,154
-----------------------------------------------------------------------------------------------------------
CASH, END OF YEAR                                                         7,388         6,901        4,010
-----------------------------------------------------------------------------------------------------------

SPORTS HOLDINGS CORP.


                                    CONSOLIDATED STATEMENT OF CASH FLOWS


Year ended December 31

                                                                           1997          1996         1995
                                                                              $             $            $
-----------------------------------------------------------------------------------------------------------
                                                                            [In thousands of U.S. dollars]
SUPPLEMENTAL DISCLOSURES OF CASH
   FLOW INFORMATION
Cash paid during the year for:
Interest                                                                  5,788         6,062        6,828
Income taxes                                                                634         1,639        1,229


See accompanying notes



SPORTS HOLDINGS CORP.

                             NOTES TO CONSOLIDATED
                              FINANCIAL STATEMENTS


December 31, 1997
[Tabular figures are in thousands of U.S. dollars except where otherwise indicated]


1.  NATURE OF FINANCIAL STATEMENTS

The Company was incorporated on September 17, 1992. On December 29, 1992, the Company acquired through a series of transactions all of the shares of Karhu Canada Inc. ("Karhu"), a manufacturer and wholesaler of sporting goods, having subsidiaries in Canada, the United States, Finland, Sweden, Germany and the United Kingdom. The Company also purchased the 50% interest in Solte GmbH ("Solte") not already owned by Karhu. The cost of these purchases (the "Purchase Price") was $51.0 million.

The financial statements are prepared in U.S. funds and in accordance with accounting principles generally accepted in the United States.


2.  ACCOUNTING POLICIES

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

PRINCIPLES OF CONSOLIDATION

The consolidated financial statements include the accounts of the Company and all of its subsidiaries. Upon consolidation, all intercompany accounts, transactions and profits are eliminated.

FOREIGN CURRENCY TRANSLATION

Assets and liabilities of the subsidiaries are translated into U.S. dollars at the exchange rates in effect at the balance sheet date. Revenues and expenses are translated at average exchange rates prevailing during the year. The resulting gains and loses are reflected in the cumulative translation gain
(loss) section of stockholders' equity.

INVENTORY VALUATION

Raw materials and work-in-process are valued at the lower of cost and replacement cost and finished goods at the lower of cost and net realizable value, using the first-in, first-out (FIFO) method.

DEPRECIATION

Fixed assets are stated at cost less accumulated depreciation and are depreciated over their estimated useful lives as follows:



Buildings                              5% straight-line
Machinery and equipment                10% diminishing balance and straight-line
Furniture and fixtures                 10% straight-line
Computers                              12.5% to 25% straight-line
Molds                                  20% to 33.33% straight-line

SPORTS HOLDINGS CORP.

                             NOTES TO CONSOLIDATED
                              FINANCIAL STATEMENTS


December 31, 1997
[Tabular figures are in thousands of U.S. dollars except where otherwise indicated]


2.  ACCOUNTING POLICIES [cont'd]

Leasehold improvements are amortized on the straight-line basis over the terms of the related leases.

GOVERNMENT GRANTS

Government grants related to the acquisition of fixed assets are recorded as a reduction of the cost of the related fixed assets.

Government grants related to operating expenses are deducted from the related expenses.

DEFERRED CHARGES

Costs of obtaining long-term debt financing are deferred and amortized over the term of the related financing.

GOODWILL

Goodwill, representing the excess of the cost of acquisition of subsidiaries over the fair market value of the underlying net assets at the date of acquisition, is amortized on the straight-line basis over forty years. On an on-going basis, management reviews the valuation and amortization of goodwill, taking into consideration any events or circumstances which might have impaired fair value. The amount of goodwill impairment, if any, is measured based on projected future cash flows.

ADVERTISING COSTS

Costs to produce and communicate advertising are expensed as incurred. Advertising expenses amounted to $4,461,000 in 1997 (1996 - $4,150,000; 1995 -
$5,279,000).

INCOME TAXES

Deferred income taxes reflect the future tax consequences of differences between the tax bases of assets and liabilities and their financial reporting amounts at each year-end in accordance with FAS No. 109 "Accounting for Income Taxes". These deferred taxes are measured by applying current tax rates. No deferred income taxes have been provided for the income tax liability which would be incurred on repatriation of the undistributed earnings of the Company's foreign subsidiaries because the Company intends to reinvest these earnings indefinitely outside the United States. Amortization of purchase accounting adjustments, including goodwill, are not deductible for purposes of calculating income tax provisions.

SPORTS HOLDINGS CORP.

                             NOTES TO CONSOLIDATED
                              FINANCIAL STATEMENTS


December 31, 1997
[Tabular figures are in thousands of U.S. dollars except where otherwise indicated]


2.  ACCOUNTING POLICIES [cont'd]

RESEARCH COSTS
Research costs are expensed as incurred, and amounted to $762,000 in 1997 (1996
- $468,000; 1995 - $993,000).


3.  ACCOUNTS RECEIVABLE
                                                              1997         1996
                                                                 $            $
--------------------------------------------------------------------------------
Accounts receivable - trade                                 21,227       31,042
Duty drawbacks receivable                                      242        1,289
Prepaid expenses                                             1,086        1,092
Income taxes receivable                                        276          235
Allowance for doubtful accounts                               (468)      (1,001)
Balances of sale receivable [note 18]                        1,988          --
--------------------------------------------------------------------------------
                                                            24,351       32,657
================================================================================

Included in the balances of sale receivable is an amount of $500,000 due May 1, 1998 from a purchaser of part of the outdoor division. The purchaser has advised the Company of its intention to offset the amount due against amounts the purchaser claims to be owed for a breach of the contract of sale. Further, the purchaser has reserved the right to make additional claims against the Company for an unspecified amount. In the opinion of management, the claim is without merit and will be defended by the Company. The outcome of the claim is unknown.


4.  INVENTORIES
                                                              1997         1996
                                                                 $            $
--------------------------------------------------------------------------------
Raw materials                                                3,667        4,778
Work-in-process                                                983        1,636
Finished goods                                               9,983       16,776
--------------------------------------------------------------------------------
                                                            14,633       23,190
Goods-in-transit                                             1,513        2,088
--------------------------------------------------------------------------------
                                                            16,146       25,278
================================================================================

SPORTS HOLDINGS CORP.

                             NOTES TO CONSOLIDATED
                              FINANCIAL STATEMENTS


December 31, 1997
[Tabular figures are in thousands of U.S. dollars except where otherwise indicated]


5.  FIXED ASSETS
                                                      Accumulated
                                              Cost    Depreciation          Net
                                                 $               $            $
--------------------------------------------------------------------------------

1997
Land                                           171             --           171
Buildings                                    4,482           1,156        3,326
Leasehold improvements                         146              87           59
Machinery and equipment                     11,792           4,368        7,424
Furniture and fixtures                       1,858             838        1,020
Computers                                    1,880           1,236          644
Molds                                          956             413          543
--------------------------------------------------------------------------------
                                            21,285           8,098       13,187
================================================================================

1996
Land                                           179             --           179
Buildings                                    4,824           1,018        3,806
Leasehold improvements                         753             415          338
Machinery and equipment                     16,479           5,172       11,307
Furniture and fixtures                       2,485             971        1,514
Computers                                    1,930             991          939
Molds                                          681             611           70
--------------------------------------------------------------------------------
                                            27,331           9,178       18,153
================================================================================


6.  DEFERRED CHARGES
                                                              1997         1996
                                                                 $            $
--------------------------------------------------------------------------------
At cost                                                      3,908        3,908
Accumulated amortization                                    (3,228)      (2,904)
Write-down of deferred charges, net of
  amortization [note 18]                                      (192)        (200)
--------------------------------------------------------------------------------
                                                               488          804
================================================================================

SPORTS HOLDINGS CORP.

                             NOTES TO CONSOLIDATED
                              FINANCIAL STATEMENTS


December 31, 1997
[Tabular figures are in thousands of U.S. dollars except where otherwise indicated]


7.  INCOME TAXES

The Company files U.S. Federal income tax returns as part of a consolidated group (the "Group") with two subsidiary companies.


The deferred tax assets recorded on the balance sheet are comprised of the following:
                                                              1997         1996
                                                                 $            $
--------------------------------------------------------------------------------
CURRENT
Allowance for doubtful accounts                                 86          142
Product warranty accrual                                         6           86
Other                                                          147            6
--------------------------------------------------------------------------------
                                                               239          234
================================================================================
LONG-TERM
Loss carryforwards                                           4,304        5,432
Deferred income taxes related to
  discontinued operations [note 18]                            --           775
Other                                                           (3)         --
--------------------------------------------------------------------------------
                                                             4,301        6,207
Deferred tax asset valuation allowance                         --           (10)
--------------------------------------------------------------------------------
                                                             4,301        6,197
================================================================================

As at December 31, 1997, the Company has a tax loss carryforward for Federal purposes of $12,731,000 (1996 - $14,585,000) which is available to offset future taxable income. This carryforward is expected to be fully utilized, expires beginning in the year 2008, and accordingly has been recognized as a deferred tax asset.

The long-term deferred tax liabilities on the balance sheet result mainly from the cumulative temporary differences on depreciation of fixed assets.

The provision for income taxes on earnings before income taxes differs from the amount computed by applying the U.S. Federal income tax rate because of State of Vermont taxes levied, net of the U.S. Federal income tax benefit, differences in rates of foreign subsidiaries and non-deductible goodwill amortization.


Significant components of the provision for income taxes (recovered) are as follows:
                                                 1997         1996         1995
                                                    $            $            $
--------------------------------------------------------------------------------
CURRENT
US                                                 95          --          (200)
Foreign                                         1,076        1,305        1,161
--------------------------------------------------------------------------------
                                                1,171        1,305          961
--------------------------------------------------------------------------------
DEFERRED
US                                               (143)      (1,594)      (1,252)
Foreign                                           (30)         772          (68)
--------------------------------------------------------------------------------
                                                 (173)        (822)      (1,320)
--------------------------------------------------------------------------------
PROVISION FOR INCOME TAXES                        998          483         (359)
================================================================================

Undistributed earnings of foreign subsidiaries considered to be reinvested indefinitely amount to $11,607,000 (1996 - $11,645,000; 1995 - $8,942,000),
representing the net earnings attributable to foreign operations since acquisition.

SPORTS HOLDINGS CORP.

                             NOTES TO CONSOLIDATED
                              FINANCIAL STATEMENTS


December 31, 1997
[Tabular figures are in thousands of U.S. dollars except where otherwise indicated]


8.  GOODWILL
                                                              1997         1996
                                                                 $            $
--------------------------------------------------------------------------------
At cost                                                     29,899       32,092
Accumulated amortization                                    (3,401)      (3,103)
Write-down of goodwill, net of amortization [note 18]       (8,472)      (8,501)
--------------------------------------------------------------------------------
                                                            18,026       20,488
================================================================================


9.  SECURITY TO BANK

For the year ended December 31, 1997, a subsidiary of the Company maintains a demand revolving loan (the "Revolving Loan") under which it may borrow up to $10,486,000 [Cdn. $15,000,000] (reduced to $3,495,000 [Cdn. $5,000,000] during the months of December, January and February) at an interest rate of prime plus 0.75%, and a letter of credit facility (the "LC Facility") in the amount of $1,713,000 [Cdn. $2,450,000]. A commitment fee on the unused Revolving Loan equal to 0.25% per annum is charged.

The Revolving Loan, LC facility and capital lease obligations (see note 11) are collateralized by accounts receivable and inventories of the Company's North American subsidiaries.

Certain assets of the European subsidiaries have been pledged to collateralize their bank borrowings and the loan described in Note 10 below.


10. LONG TERM DEBT
                                                              1997         1996
                                                                 $            $
--------------------------------------------------------------------------------
10.95% Senior secured term loan ("Term Loan"),
repaid in 1997                                                  --       15,869

12% Subordinated Notes ("Subordinated Notes"),
$24,000 face value, maturing December 2000 (less
unamortized discount based on imputed interest
rate of 16.6%, 1997 - $2,532; 1996 - $3,140)                21,468       20,860

Loan (11,138 Swedish Krona; 1996 - 11,198 Swedish
Krona) of a Swedish subsidiary bearing calculated
interest for 1997 of 3.9% per annum (1996 - 6.2%),
with no specific repayment date                              1,401        1,641

Other                                                          423        1,399
--------------------------------------------------------------------------------
                                                            23,292       39,769
Less: Due within one year                                     (355)      (3,204)
--------------------------------------------------------------------------------
                                                            22,937       36,565
================================================================================

The Term Loan is collateralized by certain assets of the Company, subject to prior charges on certain inventory and accounts receivable to collateralize working capital loans, and by a pledge of the shares of certain subsidiary companies.

The Subordinated Notes are collateralized by a pledge of certain of the shares of certain subsidiary companies.

SPORTS HOLDINGS CORP.

                             NOTES TO CONSOLIDATED
                              FINANCIAL STATEMENTS


December 31, 1997
[Tabular figures are in thousands of U.S. dollars except where otherwise indicated]


10. LONG TERM DEBT [Cont'd]

Other long term debt includes four unsecured term loans totalling
$350,000 (Cdn. $500,000) and $730,000 (Cdn $1,000,000) for 1997 and 1996,
respectively, bearing interest at 7%, maturing in August 1998, and repayable in equal semi-annual instalments of principal of $175,000 (Cdn. $250,000) and $182,000 (Cdn $250,000) for 1997 and 1996, respectively.

Certain loans require the Company to meet certain business and financial covenants, including restrictions on the payment of dividends, redemption of shares, maintenance of interest coverage ratios, the amount of capital expenditures and change of control.

The Subordinated Notes require that excess cash flow of the Company, as defined, be used to repay other debt, including the Revolving Loan and the Subordinated Notes as of April 30 of each year. Management does not expect to be required to make any such payment for the foreseeable future.


Principal repayments are due in the following fiscal years:
                                                                           1997
                                                                              $
--------------------------------------------------------------------------------
1998                                                                        355
1999                                                                          9
2000                                                                     24,009
2001                                                                          8
2002                                                                          8
No specific repayment date                                                1,435
--------------------------------------------------------------------------------
                                                                         25,824
Less:  Unamortized discount                                              (2,532)
--------------------------------------------------------------------------------
                                                                         23,292
================================================================================

SFAS 107 requires the Company to disclose the fair value of certain financial instruments. As at December 31, 1997 and 1996, management believes the fair value of the Company's long term debt approximates its carrying value.

SPORTS HOLDINGS CORP.

                             NOTES TO CONSOLIDATED
                              FINANCIAL STATEMENTS


December 31, 1997
[Tabular figures are in thousands of U.S. dollars except where otherwise indicated]


11. CAPITAL LEASE OBLIGATIONS

The future minimum lease payments under the capital lease agreements are as follows:
                                                                           1997
                                                                              $
--------------------------------------------------------------------------------
1998                                                                        239
1999                                                                        239
2000                                                                        236
2001                                                                        180
2002                                                                         99
--------------------------------------------------------------------------------
Total minimum lease payments                                                993
Amount representing interest at rates varying between 6.5% and 8.4%         139
--------------------------------------------------------------------------------
                                                                            854
Less: current portion                                                      (183)
--------------------------------------------------------------------------------
                                                                            671
================================================================================
The capital lease obligations are collateralized as described in note 9.


12. CAPITAL STOCK

AUTHORIZED CAPITAL STOCK

The authorized capital stock of the Company consists of 1,000,000 shares of Voting Class A Common Stock, 1,000,000 shares of Non-voting Class B Common Stock and 125,000 shares of Preferred Stock, each having a par value of $0.01 per share.

All Common Stock participate equally in dividends and, upon liquidation, all Common Stock are entitled to share equally in the assets of the Company available for distribution to the holders of such shares after the prior claims of the holders of the Preferred Stock.

The Preferred Stock are voting and provide for a cumulative dividend equal to 6.5% of their paid-in value, payable quarterly. After May 12, 1997, but prior to May 12, 1998, the Company may require that all outstanding Preferred Stock be converted into Class A Common Stock, subject to certain financial tests. On or after May 12, 1998, the Preferred Stock are redeemable for $100 per share, subject to lender approval. On May 12, 2001, the Company must redeem any shares of Preferred Stock then outstanding at $100 per share. The Preferred Stock are also convertible, at the option of the holder, at any time and based on a conversion price of $180 per common share, subject to adjustment in certain circumstances. The shares may also be convertible should the Company file a registration statement under the Securities Act of 1933.

The Class A Common Stock are automatically converted to Class B Common Stock and the Class B Common Stock are automatically converted to Class A Common Stock in certain circumstances.

SPORTS HOLDINGS CORP.

                             NOTES TO CONSOLIDATED
                              FINANCIAL STATEMENTS


December 31, 1997
[Tabular figures are in thousands of U.S. dollars except where otherwise indicated]


12. CAPITAL STOCK [cont'd]

MANAGEMENT EQUITY OWNERSHIP PROGRAM

The Company established a MEOP in 1993 for the benefit of key members of the management of the Company. For each share purchased under the MEOP, one option to purchase one additional Class A share of the Common Stock of the Company was granted, which vests with the holder evenly over a five-year period, or earlier upon the occurrence of certain events. As at December 31, 1997, there are 6,578 options outstanding which have vested and are exercisable at an average price of $242 per share. Further, there are 1,510 options outstanding for shares issued in 1994, of which 1,208 are vested and are exercisable at an average price of $265 per share. 302 options vest on December 31, 1998 and are exercisable at $360 per share.

Under the terms of the MEOP, the maximum number of shares to be issued pursuant to the MEOP cannot exceed 10% of the total number of issued and outstanding Class A and Class B Common Stock.

The Company has elected to follow Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" (APB 25) and related Interpretations in accounting for its MEOP plan because, as discussed below, the alternative fair value accounting provided for under FASB Statement No. 123, "Accounting for Stock-Based Compensation" requires the use of option valuation models that were not developed for use in valuing employee stock options. Under APB 25, because the exercise price of the Company's employee stock options equals the market price of the underlying stock on the date of grant, no compensation expense was recognized at the time of issue.

Pro forma information regarding net income required by Statement 123, is determined as if the Company had accounted for its employee stock options under the fair value method of that Statement. The fair value for these options is estimated at the date of grant using a Black-Scholes option pricing model.

The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's MEOP have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee options.

For purpose of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting period. The required pro forma information is effective for options granted in fiscal years that begin after December 15, 1994. Because no options have been granted subsequent to this date there would be no effect of Statement 123 on currently reported net income.

SPORTS HOLDINGS CORP.

                             NOTES TO CONSOLIDATED
                              FINANCIAL STATEMENTS


December 31, 1997
[Tabular figures are in thousands of U.S. dollars except where otherwise indicated]


12. CAPITAL STOCK [cont'd]

PREDECESSOR COST ADJUSTMENT

Two members of senior management (the "Senior Management") had an ownership interest in the predecessor company, and had an ownership interest on December 29, 1992 in the Company which totalled 3%. The Purchase Price has been allocated to assets acquired and liabilities assumed based on their estimated fair market value as of December 29, 1992. To the extent of the continuing ownership interest in the Company held by Senior Management, no step up in values over historical predecessor cost has been recorded. In accordance with Emerging Issues Task Force Abstract 88-16, the portion of the excess of the purchase price paid over predecessor cost relating to Senior Management's continuing ownership interest in the Company, amounting to $975,000, has been charged to stockholders' equity.

CUMULATIVE TRANSLATION GAIN (LOSS)

The cumulative translation gain (loss) represents the net unrealized foreign currency translation gain (loss) on the Company's net investment in self-sustaining operations. The change in the balance for the years ended December 31, 1997 and 1996 represents the unrealized gain (loss) for the year on the translation of net assets of the foreign subsidiaries.


13. UNUSUAL ITEMS
                                                 1997         1996         1995
                                                    $            $            $
--------------------------------------------------------------------------------
Write-down of inventory                           --           --           209
Loss on close-out of inventory                    --           --         1,283
Start-up costs related to new manufacturing
  production method                               --           --           335
Bad debts for major customers                     --           --           664
Unfavourable factory labour variance              300          --           --
Restructuring severance costs                     346          --           146
--------------------------------------------------------------------------------
                                                  646          --         2,637
================================================================================

SPORTS HOLDINGS CORP.

                             NOTES TO CONSOLIDATED
                              FINANCIAL STATEMENTS


December 31, 1997
[Tabular figures are in thousands of U.S. dollars except where otherwise indicated]


14. CONTRACTUAL OBLIGATIONS

The minimum rentals payable under long-term leases, exclusive of certain operating costs for which the Company is responsible, are as follows:
                                                                           1997
                                                                              $
--------------------------------------------------------------------------------
1998                                                                      1,629
1999                                                                      1,217
2000                                                                        558
2001                                                                        485
2002                                                                        287
2003-2087                                                                   568
--------------------------------------------------------------------------------
                                                                          4,744
================================================================================

Rental expenses for operating leases amounted to $1,903,000 in 1997 (1996 - $1,828,000; 1995 - $2,750,000).


The minimum amounts payable under long-term marketing contracts are as follows:
                                                                           1997
                                                                              $
--------------------------------------------------------------------------------
1998                                                                      1,290
1999                                                                      1,478
2000                                                                      1,320
2001                                                                        530
2002                                                                        486
2003                                                                        251
--------------------------------------------------------------------------------
                                                                          5,355
================================================================================

The Company has open letters of credit of $209,000 as at December 31, 1997, payment of which is guaranteed by the Company's banks.

SPORTS HOLDINGS CORP.

                             NOTES TO CONSOLIDATED
                              FINANCIAL STATEMENTS


December 31, 1997
[Tabular figures are in thousands of U.S. dollars except where otherwise indicated]


15. CONTINGENT LIABILITIES

As at December 31, 1997, a former supplier's agent of the Company's outdoor division has made a claim against the purchaser of part of the outdoor division in the amount of $500,000. The purchaser has in turn made a notice of the claim to the Company under the terms of the contract of sale. In the opinion of management, the claim is without merit and will be defended by the Company. The outcome of the claim is unknown.

16. RELATED PARTY TRANSACTIONS

Operating expenses for the year ended December 31, 1997 include $150,000 (1996 - $200,000; 1995 - $400,000) paid to an affiliate of the controlling stockholder.


17. CONCENTRATION OF CREDIT RISK

The Company manufactures and wholesales hockey products to customers throughout the United States, Canada, Sweden, Finland and other countries. Concentration of credit risk with respect to trade receivables is reduced due to the wide variety of customers and markets into which the Company's products are sold as well as their geographic dispersion. The Company establishes an allowance for doubtful accounts based on factors surrounding the credit risk of specific customers. Generally, the Company does not require collateral or other security to support customer receivables. For the year ended December 31, 1997, the Company's five largest customers accounted for 19% (1996 - 14%; 1995 - 15%) of sales. At December 31, 1997, the total accounts receivable from these customers amounts to 18% (1996 - 12%) of total accounts receivable.


18. DISCONTINUED OPERATIONS

On December 2, 1996, management of the Company adopted a plan to dispose of its outdoor division. The sale of the outdoor division was substantially completed in October 1997. The operating results and losses of the outdoor division are as follows:

SPORTS HOLDINGS CORP.

                             NOTES TO CONSOLIDATED
                              FINANCIAL STATEMENTS


December 31, 1997
[Tabular figures are in thousands of U.S. dollars except where otherwise indicated]


18. DISCONTINUED OPERATIONS [Cont'd]
                                                 1997         1996         1995
                                                    $            $            $
--------------------------------------------------------------------------------
Sales                                          36,045       47,682       58,648

Results of operations for the year
  ended December 31,
     Loss before income taxes                    (188)      (3,069)      (1,220)
     Net loss for the year                       (514)      (1,823)        (760)
================================================================================

The loss before income taxes includes interest of $1,346,000 (1996 - $1,912,000; 1995 - $2,412,000) allocated to discontinued operations based on the net assets of the outdoor division as a percentage of the total net assets of the Company.

The loss before income taxes for the year ended December 31, 1997 includes a prepayment penalty of $281,000 paid on the senior secured term loan described in note 10.

The Company had estimated a net loss from December 31, 1996 to the expected disposal date in the amount of $10,448,000 net of income tax recoveries of $1,275,000. The earnings of $325,000 for the year ended December 31, 1997 for the discontinued outdoor division includes the amounts realized on the sale of this division net of disposal costs, resulting in earnings on disposal of $839,000, net of income taxes recovered of $10,000. The Company does not expect any material earnings or losses for the year ending December 31, 1998 from discontinued operations.


The net operating assets of the discontinued operations included in the financial statements are as follows:
                                                              1997         1996
                                                                 $            $
--------------------------------------------------------------------------------
Current assets                                               2,832       18,161

Long-term assets                                               --         3,947

Current liabilities                                            589        4,079
================================================================================


19. COMPARATIVE FIGURES

Certain 1996 and 1995 comparative figures have been reclassified to conform with the presentation adopted for the current year.

SPORTS HOLDINGS CORP.
[Incorporated under the laws of Delaware]

                     CONSOLIDATED BALANCE SHEET (UNAUDITED)

As at September 26
                                                     1998      1997 [a]
                                                       $           $
----------------------------------------------------------------------------
                                              [In thousands of U.S. dollars]

ASSETS
CURRENT
Cash                                                   637         777
Accounts receivable                                 36,051      47,139
Inventories                                         17,159      28,130
Deferred income taxes                                  128         234
-----------------------------------------------------------------------
TOTAL CURRENT ASSETS                                53,975      76,280
Fixed assets                                        12,552      17,090
Deferred charges                                       514         539
Deferred income taxes                                4,514       5,950
Goodwill                                            17,578      18,591
-----------------------------------------------------------------------
                                                    89,133     118,449
-----------------------------------------------------------------------

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT
Bank indebtedness                                   12,426      21,825
Accounts payable and accrued liabilities             8,573      13,152
Income taxes payable                                   641         310
Current portion of long-term debt                        6       3,087
Current portion of capital lease obligations           180         180
-----------------------------------------------------------------------
TOTAL CURRENT LIABILITIES                           21,826      38,554
-----------------------------------------------------------------------
LONG-TERM
Subordinated notes                                  22,003      22,532
Capital lease obligations                              674         743
Other                                                1,358      11,455
-----------------------------------------------------------------------
TOTAL LONG-TERM LIABILITIES                         24,035      34,729
-----------------------------------------------------------------------
Deferred income taxes                                2,196       2,420
-----------------------------------------------------------------------
TOTAL LIABILITIES                                   48,057      75,703
-----------------------------------------------------------------------

STOCKHOLDERS' EQUITY
Capital stock                                       54,725      54,725
Deficit - Opening balance                           (9,477)    (10,435)
Profit  for the period                                 748         581
Dividends                                             (609)          -
Cumulative translation loss                         (4,311)     (2,125)
-----------------------------------------------------------------------
TOTAL STOCKHOLDERS' EQUITY                          41,076      42,745
=======================================================================
                                                    89,133     118,449
-----------------------------------------------------------------------

[a] On December 2, 1996, management of the Company (SHC) adopted a plan to dispose of its outdoor division. The sale of the outdoor division was substantially completed in October 1997. The balance sheet as of September 1997 and the statement of cash flows for the 9 months ended September 1997 included the assets and liabilities of the outdoor division.

SPORTS HOLDINGS CORP.

                 CONSOLIDATED STATEMENT OF EARNINGS (UNAUDITED)

FOR THE NINE MONTHS ENDED SEPTEMBER 26,

                                                          1998      1997 [a]
                                                            $           $
----------------------------------------------------------------------------
                                                   In thousands of U.S. dollars]

 Net sales                                                59,734     62,664
 Cost of goods sold                                       34,684     36,157
----------------------------------------------------------------------------
            Gross profit                                  25,050     26,507
 Selling, general and administrative expense              20,319     20,902
----------------------------------------------------------------------------
            Operating income                               4,731      5,605
 Other expense, net                                          347        874
 Interest expense                                          2,986      3,111
----------------------------------------------------------------------------
 Income before income tax and discontinued operations      1,398      1,620
 Income taxes                                                650      1,177
----------------------------------------------------------------------------
 Income before discontinued operations                       748        443
 Discontinued operations                                       -        138
----------------------------------------------------------------------------
 Net income                                                  748        581
============================================================================

RECLASSIFICATIONS HAVE BEEN MADE TO THE SPORTS HOLDINGS CORP. HISTORICAL UNAUDITED CONSOLIDATED FINANCIAL INFORMATION TO CONFORM TO SLM INTERNATIONAL, INC'S BASIS OF PRESENTATION

[a] On December 2, 1996, management of the Company (SHC) adopted a plan to dispose of its outdoor division. The sale of the outdoor division was substantially completed in October 1997. Management subsequently reached an agreement with the purchaser of the Merrell assets and decided to continue distribution of the Merrell products in Finland and Sweden. The earnings from these included in the gain on discontinued operations net of applicable taxes are $112.

SPORTS HOLDINGS CORP.


                          CONSOLIDATED STATEMENT OF CASH FLOWS
                                      (UNAUDITED)

For the nine Months Ended September 26

                                                                     1998       1997 [a]
                                                                       $           $
-----------------------------------------------------------------------------------------
                                                                [In thousands of U.S. dollars]
OPERATING ACTIVITIES
Net earnings                                                            748          581
Adjustments to reconcile net earnings to net cash provided by
(used in) operating activities:
   Amortization of long-term debt discount                              535          456
   Depreciation and amortization                                      2,069        3,105
   Deferred income taxes recovered                                     (128)        (107)
Change in assets and liabilities:
   Increase in accounts receivable                                  (11,967)     (15,925)
   Increase in inventories                                           (1,352)      (4,198)
   Decrease in accounts payable and accrued liabilities              (2,477)      (1,491)
   Decrease in income taxes payable                                     (59)      (1,052)
-----------------------------------------------------------------------------------------
CASH USED IN OPERATING ACTIVITIES                                   (12,631)     (18,631)
-----------------------------------------------------------------------------------------

FINANCING ACTIVITIES
Increase in bank indebtedness                                         8,152       16,900
Proceeds of long-term debt and capital lease obligations                 50           50
Repayment of long-term debt and capital lease obligations              (471)      (2,610)
Dividends paid                                                         (609)         --
-----------------------------------------------------------------------------------------
CASH PROVIDED BY FINANCING ACTIVITIES                                 7,122       14,340
-----------------------------------------------------------------------------------------

INVESTING ACTIVITIES
Additions to fixed assets                                            (1,262)      (2,122)
-----------------------------------------------------------------------------------------
CASH USED IN INVESTING ACTIVITIES                                    (1,262)      (2,122)
-----------------------------------------------------------------------------------------

Translation adjustment                                                   20          289
-----------------------------------------------------------------------------------------

NET DECREASE IN CASH                                                 (6,751)      (6,124)
Cash, beginning of period                                             7,388        6,901
-----------------------------------------------------------------------------------------
CASH, END OF PERIOD                                                     637          777
-----------------------------------------------------------------------------------------


[a] On December 2, 1996, management of the Company (SHC) adopted a plan to dispose of its outdoor division. The sale of the outdoor division was substantially completed in October 1997. The balance sheet as of September 1997 and the statement of cash flows for the 9 months ended September 1997 included the assets and liabilities of the outdoor division.

(b) Pro forma Financial Information

           PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET (UNAUDITED)
                             SLM INTERNATIONAL, INC.
                               SEPTEMBER 26, 1998
                                 (IN THOUSANDS)


                                                          SLM            Sports
                                                     International      Holdings    Purchase
                                                          Inc.            Corp.    Adjustments  Pro Forma
                                                     -------------      --------   -----------  ---------
                                                       $               $           $            $
ASSETS
CURRENT
Cash                                                        386             637           -        1,023
Accounts receivable                                      33,477          36,051        (500)(b)   69,028
Inventories                                              29,632          17,159           -       46,791
Prepaid expenses and other assets                         4,344              -            -        4,344
                                                       --------        --------     -------      -------
      TOTAL CURRENT ASSETS                               67,839          53,847        (500)     121,186
 Fixed assets                                             8,771          12,552           - (c)   21,323
 Intangible and other assets                             41,234          18,092       4,115 (d)   96,738
                                                                                       (514)(e)
                                                                                     33,811 (f)
 Deferred income taxes                                       -            4,642           -        4,642
                                                       --------        --------     -------      -------
      TOTAL ASSETS                                      117,844          89,133      36,912      243,889
 LIABILITIES AND STOCKHOLDERS' EQUITY
 CURRENT
 Short-term debt                                         16,599          12,426       1,272 (g)   30,297
 Accounts payable and accrued liabilities                15,481           8,573      10,029 (h)   34,083
 Income taxes payable                                       937             641           -        1,578
 Liabilities subject to compromise under
   reorganization proceedings                             1,130              -            -        1,130
 Long term debt, current portion                          2,519             186      (2,700)(i)        5
                                                       --------        --------     -------      -------
      TOTAL CURRENT LIABILITIES                          36,666          21,826       8,601       67,093
 Long term debt                                          11,250          24,035      93,259 (j)   93,340
                                                                                    (35,204)(i)
 Deferred income taxes                                    1,402           2,196           -        3,598
                                                       --------        --------     -------      -------
      TOTAL LIABILITIES                                  49,318          48,057      66,656      164,031
                                                       --------        --------     -------      -------
 STOCKHOLDERS'EQUITY
 Capital stock                                               65          54,725     (54,725)(a)   12,565
                                                                                     12,500 (k)
 Additionnal paid-in capital                             66,515                           -       66,515
 Retained earnings                                        4,815          (9,338)      9,338 (a)    3,647
                                                                                     (1,168)(d)
 Foreign currency translation adjustments                (2,869)         (4,311)      4,311 (a)   (2,869)
                                                       --------        --------     -------      -------
         TOTAL STOCKHOLDERS' EQUITY                      68,526          41,076     (29,744)      79,858
                                                       ========        ========     =======      =======
         TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY     117,844          89,133      36,912      243,889
                                                       ========        ========     =======      =======


See accompanying notes to unaudited pro forma condensed consolidated financial statements.


                    PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF EARNINGS (UNAUDITED)
                                          SLM INTERNATIONAL, INC.
                               FOR THE NINE MONTHS ENDED SEPTEMBER 26, 1998
                                   (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                      SLM              Sports
                                                 International        Holdings       Purchase
                                                      Inc.              Corp.       Adjustments        Pro Forma
                                                 ---------------      --------      -----------        ---------
                                                   $                 $             $                   $
Net sales                                             76,074           59,734                            135,808
Cost of goods sold                                    45,190           34,684                             79,874
                                                   ---------          -------       --------           ---------
    Gross profit                                      30,884           25,050           --                55,934
Selling, general and administrative expense           26,405           20,319                             46,724
Amortization of excess reorganization value            1,829              --                               1,829
Amortization of goodwill                                 --               399            885 (l)           1,284
                                                   ---------          -------       --------           ---------
    Operating income (loss)                            2,650            4,332           (885)              6,097
Other (income) expense, net                           (4,026)             (52)           760 (m)          (3,318)
Interest expense                                       2,369            2,986          4,609 (n)           9,964
                                                   ---------          -------       --------           ---------
Income (loss) before income taxes                      4,307            1,398         (6,254)               (549)
Income taxes                                           2,351              650         (2,439)(o)             562
                                                   ---------          -------       --------           ---------
Net income (loss)                                      1,956              748         (3,815)             (1,111)
                                                   =========          =======       ========           =========
Net income (loss) per share
    Basic net income (loss) per share                   0.30                                               (0.17)
                                                   =========                                           =========
    Diluted net income (loss) per share                 0.27                                               (0.17)
                                                   =========                                           =========
Average common shares                              6,500,484                                           6,500,484
                                                   =========                                           =========
Average common shares and
  equivalent shares                                7,120,642                                           7,120,642
                                                   =========                                           =========


See accompanying notes to unaudited pro forma condensed consolidated financial statements.

"RECLASSIFICATIONS HAVE BEEN MADE TO THE SPORTS HOLDINGS CORP. HISTORICAL UNAUDITED CONSOLIDATED FINANCIAL INFORMATION TO CONFORM TO
SLM INTERNATIONAL, INC'S PRESENTATION"


                         PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF EARNINGS (UNAUDITED)
                                            SLM INTERNATIONAL, INC.
                                          YEAR ENDED DECEMBER 31, 1997
                                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                     New SLM           Old SLM
                                                    April 12          January 1       Sports
                                                     through              to         Holdings       Purchase
                                                   December 31         April 11        Corp.       Adjustments    Pro Forma
                                                   -----------       ----------     ----------     ----------     ----------
                                                   $                 $              $               $             $
Net sales                                              98,215            25,539         85,650                      209,404
Cost of goods sold                                     57,768            16,007         49,303                      123,078
                                                   ----------        ----------     ----------      ---------     ---------
    Gross profit                                       40,447             9,532         36,347           --          86,326
Selling, general and administrative expense            26,916            11,321         27,572                       65,809
Amortization of excess reorganization value             1,712               707            --                         2,419
Amortization of goodwill                                 --                 --             532          1,181 (l)     1,713
                                                   ----------        ----------     ----------      ---------     ---------
    Operating income (loss)                            11,819            (2,496)         8,243         (1,181)       16,385
Other expense, net                                        519               403            633          1,027 (m)     2,582
Interest expense                                        3,808             1,578          4,149          6,145 (n)    15,680
                                                   ----------        ----------     ----------      ---------     ---------
Income (loss) before income taxes                       7,492            (4,477)         3,461         (8,353)       (1,877)
Income taxes                                            4,633             1,888            998         (3,258)(o)     4,261
                                                   ----------        ----------     ----------      ---------     ---------
Net income (loss)                                       2,859            (6,365)         2,463         (5,095)       (6,138)
                                                   ==========        ==========     ==========      =========     =========
Net income (loss) per share
    Basic net income (loss) per share                    0.44                                                         (0.94)
                                                   ==========                                                     =========
    Diluted net income (loss) per share                  0.41                                                         (0.94)
                                                   ==========                                                     =========
Average common shares                               6,500,000                                                     6,500,000
                                                   ==========                                                     =========
Average common shares and
  equivalent shares                                 6,957,017                                                     6,957,017
                                                   ==========                                                     =========


See accompanying notes to unaudited pro forma condensed consolidated financial statements.

"RECLASSIFICATIONS HAVE BEEN MADE TO THE SPORTS HOLDINGS CORP.
HISTORICAL UNAUDITED CONSOLIDATED FINANCIAL INFORMATION TO CONFORM TO SLM INTERNATIONAL, INC'S PRESENTATION"

                             SLM INTERNATIONAL, INC.

    NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS


(a) Represents the elimination of Sports Holdings Corp.'s historical equity and SLM International Inc.'s acquisition costs capitalized at September 26, 1998. A reconciliation of the allocation of the excess of the purchase price over the book value of the net assets acquired is provided below.


     Book value of tangible net assets acquired
         Capital stock                                       $ 54,725
         Retained earnings                                     (9,338)
         Foreign currency translation adjustments              (4,311)
         Acquired intangibles                                 (18,092)
                                                            --------
                                                                         22,984
     To adjust the book value of balance sheet items to
       their estimated fair value :
         Receivables                                                       (500)
         Accrued liabilities                                            (11,564)
                                                                       --------
                                                                         10,920
     Net purchase price
         Cash paid at closing                                  60,367
         Acquisition costs including legal and
           accounting fees                                      1,942
                                                             --------
                                                                        62,309
                                                                        --------
     Excess of the purchase price recorded as goodwill                  51,389

     Carrying amount of goodwill in Sports
       Holdings Corp.'s records                                        (17,578)
                                                                       --------
     Additional goodwill arising from acquisition                       33,811
                                                                       ========

(b)  To provide for the potential uncollectibility of certain amounts.

(c) The fair market value of Sports Holdings Corp.'s fixed assets is considered to approximate its net book value in Sports Holdings Corp.'s historical financial statements.

(d)  To adjust the value of the deferred financing costs as follows :


       To write off the carrying amount of deferred financing costs by SLM
         International, Inc. on credit facilities being refinanced.            (1,168)

       To record deferred financing costs related to the refinancing of
         SLM International Inc.'s credit facilities and financing of the
         acquisition of Sports Holdings Corp.                                   5,283
                                                                               ======
                                                                                4,115
                                                                               ======

(e)  To write off the carrying amount of deferred charges by Sports Holdings
     Corp.

                             SLM INTERNATIONAL, INC.

    NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS


(f) To record the additional goodwill arising from the acquisition totaling $33.8 million, as noted in adjustment (a).

(g)  Issuance of preferred stock                                  $ 12,500
     Proceeds of 11.25% Term Loan                                   93,259
     Repayment of Sports Holdings Corp's long-term debt            (24,135)
     Repayment of SLM International, Inc.'s long-term debt         (13,769)
     Cash paid for acquisition, selling and financing costs         (5,940)
     Cash paid to acquire the shares of Sports Holdings Corp.      (63,187)
                                                                  ========
                                                                    (1,272)
                                                                  ========

(h) To record accrued liabilities related to certain acquisition and financing costs that were not financed by the 11.25% Term Loan, for amounts paid to retain certain key employees as well as for amounts related to certain restructuring charges.

(i) To record the repayment of long-term debt by both companies prior to the acquisition of the shares of Sports Holdings Corp. in accordance with the terms of the refinancing agreement.

(j) To record the proceeds from the issuance of the 11.25% Term Loan issued to finance the acquisition of the shares of Sports Holdings Corp.

(k)  To record the proceeds from the issuance of preferred stock.

(l)  To amortize goodwill on a straight-line basis.

(m) To reflect the increase in deferred financing amortization expense based on a straight-line basis over 36 months.

(n)  To record interest expense on the additionnal long-term debt.

(o)  To record the tax effects of the pro forma adjustments.

     (c)  Exhibits

          2.1 Agreement and Plan of Reorganization , dated as of October 6, 1998, among SLM International, Inc., Sports Maska Inc., SLM Acquisition Corp. and Sports Holding Corp.

          10.1 Form of Voting Agreement, dated as of October __, 1998, among SLM International, Inc., SLM Acquisition Corp. and the Stockholder whose signature appears on the signature page thereto.

          10.2 Preferred Stock and Warrant Purchase Agreement, dated as of November 19, 1998, by and between Phoenix Home Life Mutual Insurance Company and SLM International, Inc.

          10.3 Credit Agreement, dated November 19, 1998 , among SLM International, Inc. and Sports Maska Inc. (as Borrowers) and Caisse de Depot et Placement du Quebec (as Agent and Lender)

          23.1 Auditors' Consent

          99.1 Press release of Registrant, dated November 20, 1998.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.


                                        THE HOCKEY COMPANY


February 9, 1999


                                        By: /s/ RUSSELL J. DAVID
                                        --------------------------------------
                                        Name:   Russell J. David
                                        Title:  Senior Vice President, Finance

                                INDEX TO EXHIBITS
                                -----------------

Exhibit No.                Description
-----------                -----------

2.1 Agreement and Plan of Reorganization, dated as of October 6, 1998, among SLM International, Inc., Sports Maska Inc., SLM Acquisition Corp. and Sports Holding Corp.

10.1 Form of Voting Agreement, dated as of October _, 1998, among SLM International, Inc., SLM Acquisition Corp. and the Stockholder whose signature appears on the signature page thereto

10.2 Preferred Stock and Warrant Purchase Agreement, dated as of November 19, 1998, by and between Phoenix Home Life Mutual Insurance Company and SLM International, Inc.

10.3 Credit Agreement, dated November 19, 1998, among SLM International, Inc. and Sports Maska Inc. (as Borrowers) and Caisse de Depot et Placement du Quebec (as Agent and Lender)

23.1                Auditors' Consent

99.1                Press Release of Registrant, dated November 20, 1998.